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Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.§1350, as adopted), S. James Miller, Jr., Chief Executive Officer of ImageWare Systems, Inc. (the "Company"), and Wayne Wetherell, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

        1.    The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 13, 2002

/s/ S. JAMES MILLER, JR. S. James Miller, Jr. Chief Executive Officer	/s/ WAYNE WETHERELL Wayne Wetherell Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION